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                         Commerzbank AG, New York Branch
                            2 World Financial Center
                            New York, New York 10038

                                                                  April 22, 1999

Homestead Village Incorporated
2100 River Edge Parkway, 9th Floor
Atlanta, Georgia 30328

Re: Credit Agreement dated as of May 6, 1997, among Homestead Village Incorporated ("HOMESTEAD"), Commerzbank AG, Los Angeles Branch ("LA BRANCH") and other lenders as set forth therein, and Commerzbank AG, New York Branch ("NY BRANCH") (as heretofore, and as may hereafter be, modified, amended and/or restated, from time to time, the "SUBURBAN FACILITY");

         Credit Agreement dated as of April 24, 1998, among Homestead, LA Branch and other lenders as set forth therein, and NY branch (as heretofore, and as may hereafter be, modified, amended and/or restated, from time to time, together with the Suburban Facility, the "WORKING CAPITAL FACILITIES"); and

         Credit Agreement dated as of June 15, 1998, among Homestead, LA Branch and other lenders as set forth therein, and NY Branch (as heretofore, and as may hereafter be, modified, amended and/or restated, from time to time, the "BRIDGE FACILITY" and, together with the Working Capital Facilities, the "CREDIT FACILITIES")

Ladies and Gentleman:

         Homestead, NY Branch and Wells Fargo Bank, National Association ("WELLS"), executed letters dated as of March 15, 1999 and March 31, 1999 (together, the "WAIVER"), pursuant to which certain provisions of the Credit Facilities were waived or modified. This letter, if agreed to and accepted by Homestead, shall (a) supercede and replace the Waiver in its entirety and (b) modify and amend the Working Capital Facilities. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Credit Facilities.


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         Notwithstanding  anything  to the  contrary  contained  in  the  Credit
Facilities and the Waiver, the signatories hereto, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. The term "Expiry Date" as defined in Section 1.1 of the Bridge Facility shall mean the earliest of (i) October 31, 1999, (ii) the date of the merger of Homestead with any other Person, (iii) the date of the sale, assignment, lease, transfer, conveyance, or other disposition (in one transaction or a series of transactions) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act of all or substantially all of Homestead's assets, (iv) the date of the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Realty or its Affiliates of more than 50% of the voting power of the capital stock of Homestead by way of purchase, merger, consolidation or otherwise or (v) the 45th day following the later of (A) the termination of negotiations initiated in April 1999 between Homestead and Party A on Schedule I, (B) the termination of negotiations initiated in April 1999 between Homestead and Party B on Schedule I, and (C) the termination of negotiations with other potential merger partners commenced no later than May 15, 1999.

         2. Homestead may incur unsecured, subordinated Indebtedness in the aggregate principal amount of $25,000,000 (the "SCG Loan") to Security Capital Group Incorporated ("Security Capital"). Homestead may not create, incur, assume or suffer any other Indebtedness of any nature, other than (a) the Loan under each Credit Facility, (b) as in effect on March 19, 1999, the guaranty of the Sale-Leaseback Facility and (c) the Indebtedness outstanding pursuant to the Funding Commitment Agreement, dated as of October 17, 1996, among Homestead, PTR Homestead Village Limited Partnership and Archstone Communities Trust in the maximum principal amount of $221,333,620.00.

          3. Homestead shall be permitted to effect one or more issuances of common stock, provided:

                  (a) the first $200,000,000 or lesser amount raised of net proceeds of such issuances are used solely to repay the Bridge Facility (it being agreed that the Bridge Facility shall be repaid on or before the Expiry Date even if such net proceeds are insufficient to effect such repayment in full);

                  (b) any remaining net proceeds of such issuance are used (i) to repay the Working Capital Facilities in proportion to the outstanding principal balances thereof, (ii) to fund the construction and development of the Mortgaged Properties (as defined in each of the Working Capital Facilities), (iii) to repay the SCG Loan, or (iv) to provide for working capital purposes and other general corporate purposes,

                  (c) all payments due under such stock are subordinate to the prior and full payment of the Working Capital Facilities; and

                  (d) Homestead is, and continues to be, in compliance with the terms of both of the Working Capital Facilities.

         4. If Homestead has not repaid all amounts outstanding under the Bridge Facility by the Expiry Date Security Capital may fund its obligations under the Subscription Agreement by purchasing convertible subordinated debentures issued by Homestead, provided:

                  (a) the net proceeds of such debenture offering are used only to repay the Bridge Facility, if not then repaid (but nothing in this paragraph shall be construed as a consent to the extension of the Bridge Facility's maturity or expiry date beyond the Expiry Date);

                  (b) the convertible debentures shall automatically, and pursuant to their terms, be converted into common stock of Homestead within 90 days of their issuance, but in no event later than January 29, 2000, unless the debentures were previously refinanced with the proceeds of an equity offering consistent with the terms of such debentures; and


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                 (c) Homestead is, and continues to be, in compliance  with the terms of both of the Working Capital Facilities.

After the Expiry Date, Homestead may complete an offering of common stock and/or convertible preferred securities, provided:

                 (w) the aggregate gross proceeds of an offering of convertible preferred securities do not exceed $225,000,000;

                  (x) the net proceeds of the offering of common stock and/or convertible preferred securities are first used to retire the convertible debentures and repay the SCG Loan;

                  (y) any remaining net proceeds of such offering are used to repay the Working Capital Facilities in proportion to the outstanding principal balances thereof; and

                  (z) Homestead is, and continues to be, in compliance with the terms of both of the Working Capital Facilities.

For purposes of the financial covenants in the Working Capital Facilities, the convertible debentures issued to Security Capital Group Incorporated and otherwise satisfying the conditions of this Section 4 shall, through January 29, 2000, be deemed equity, and payments made under the convertible debentures shall be excluded from calculations made under such covenants.

         5. For purposes of the financial covenants in the Working Capital Facilities, until the Expiry Date, the principal amount of indebtedness under the Bridge Facility Loan shall be deemed equity and payments made under the Bridge Facility shall be excluded from calculations made under such covenants.

         6. Homestead shall provide at least 10 days prior notice of the consummation of any transaction described in Section 1(a)(ii), (iii) or
         (iv)  of  this  letter,   and  shall  provide   prompt  notice  of  the
         termination, including the date of termination, of negotiations described in Section 1(a)(v) of this Letter.

         7. Homestead agrees to promptly initiate an offering of equity securities in conformity with Section 3 of this letter upon the later of the terminations described in Section 1(v) and agrees to use its best efforts to consummate such offering within 45 days of initiation or as soon as reasonably possible thereafter.

         8. Until the Bridge Facility is repaid in full and terminated, if an Event of Default under the Bridge Facility has occurred and is continuing, Security Capital authorizes NY Branch, as agent for the Banks under the Bridge Facility, to notify Wells Fargo Bank, National Association ("Wells Fargo"), as agent for the Lenders under the Credit Agreement, dated as of June 5, 1998, among Security Capital, Wells Fargo, as agent, and the financial institutions party thereto from time to time (as amended from time to time, the "SCG Credit Agreement"), to fund amounts to the lenders under the Bridge Facility to repay the outstanding Indebtedness under the Bridge Facility, provided that NY Branch shall not request a funding of greater than $200,000,000 under the SCG Credit Facility. Upon any such funding, Homestead shall, as of the date of such funding, issue convertible debentures under the Subscription Agreement to Security Capital in the principal amount of such funding. Until the Bridge Facility is repaid in full and terminated, Security Capital shall keep at least $200,000,000 available for borrowing under the SCG Facility and shall take all actions necessary and appropriate to provide for any funding authorized by this
         Section 8. Security Capital's obligations to purchase securities of Homestead under the Subscription Agreement shall be reduced to the extent of the principal amount of any funding requested by NY Branch and funded from proceeds of the SCG Facility.

          9. This letter shall constitute a Loan Document for all purposes under each of the Credit Facilities.

         10. Except as expressly modified herein, all provisions of the Credit Facilities and of all other instruments, documents or agreements delivered by Homestead in connection therewith, including all letter agreements incorporated therein, shall remain in full force and effect.


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         11. Except as otherwise  specifically set forth herein,  the failure of
         NY Branch and other lenders to insist upon strict compliance with any terms or conditions of the Credit Facilities shall not be considered a waiver or release of such terms or conditions nor limit the right of NY Branch and other lenders to insist upon strict compliance with such terms and conditions and any other terms and conditions of the Credit Facilities and any other instruments, documents or agreements delivered in connection therewith. No provision of the Credit Facilities may be amended or modified, except by an instrument in writing signed by the party to be charged.

         If this letter correctly sets forth your understanding, please so indicate by signing below.

                                   Very truly yours,

                                   with respect to all of the Credit Facilities:

                         Commerzbank AG, New York Branch


                        By:______________________________
                                      Name:
                                     Title:

                        And by: _________________________
                                      Name:
                                     Title:

                       Commerzbank AG, Los Angeles Branch



                        By:______________________________
                                      Name:
                                     Title:



                       And by: __________________________
                                      Name:
                                     Title:



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              with respect to the Suburban Working Capital Facility
                             and the Bridge Facility only:

                     Wells Fargo Bank, National Association


                        By:______________________________
                                      Name:
                                     Title:

           with respect to the Suburban Working Capital Facility only:


                            Chase Bank of Texas, N.A.


                        By:______________________________
                                      Name:
                                     Title:


                                 BankBoston N.A.


                       By:________________________________
                                      Name:
                                     Title:

AGREED TO AND ACCEPTED
WITH RESPECT TO ALL OF THE CREDIT FACILITIES:

Homestead Village Incorporated


By:_______________________________
      Name:  David C. Dressler, Jr.
      Title:    Co-Chairman


AGREED TO AND ACCEPTED
WITH RESPECT TO ALL OF THE CREDIT FACILITIES:

Security Capital Group Incorporated



By:______________________
     Paul E. Szurek
     Chief Financial Officer